SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) September 30, 2004



                                  ESESIS, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



          Colorado                      000-50575               03-0471717
          --------                      ---------               ----------
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
       of incorporation)


                             7345 E. Peakview Avenue
                           Centennial, Colorado 80111
                           --------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 689-9601
                                 --------------
              (Registrant's telephone number, including area code)

Item 4.01  Change in Registrant's Certifying Accountant

     Effective September 30, 2004, the firm of Turner, Stone & Company, L.L.P. ("Turner"), our independent accountant during the period from July 5, 2002 (inception) through September 30, 2004, was dismissed. Our Board of Directors authorized this action. Turner had audited our financial statements for the fiscal years ended June 30, 2003, and the nine month period ended March 31, 2004.

     In connection with the audit of our financial statements for the above periods and through the date of this Report, there were no disagreements with Turner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Turner, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

     The audit report of Turner on our financial statements as of June 30, 2003 and March 31, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     We have requested that Turner furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated September 30, 2004, is filed as Exhibit 16.1 to this Form 8-K.

     In addition, effective September 30, 2004, we retained the firm of Stark Winter Schenkein & Co., LLP ("SWS") to audit our financial statement for our fiscal year ending June 30, 2004, and include such report as part of our annual report on Form 10- KSB for our fiscal year ending June 30, 2004. This change in independent accountants was approved by our Board of Directors. There were no consultations between us and SWS prior to their appointment.

Item 9.01.  Financial Statements and Exhibits.

(c).  Exhibits.

Number      Exhibit
------      -------

16.1        Letter from Turner, Stone & Company, L.L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004

                                         ESESIS, INC.
                                         (Registrant)


                                         By:   s/Gary Griffin
                                            -----------------------------------
                                         Its:   Secretary
                                             ----------------------------------